UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

American Media Operations, Inc. (the “Company”) previously disclosed its intention to restate certain of its previously issued financial statements included or otherwise summarized in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its Quarterly Report on Form 10-Q for each of the quarters ended June 30, 2005 and September 30, 2005, to file such financial statements by mid-March 2006 and to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 until that time. The Audit Committee of the Company’s Board of Directors has initiated a review of the circumstances surrounding the restatement of such financial statements and has retained independent advisors to assist in such review.

The Company is working diligently to complete the restatement process and to file amendments to the relevant SEC reports and file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005. No assurance can be given as to when the Audit Committee’s review, the restatement process or such filings will be completed.

The information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: February 24, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Senior Vice President/Chief Financial Officer

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